LOAN AND SECURITY AGREEMENT
                                   Loan #2360

     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made as of the date set forth below BETWEEN:

     Secured Party:          DVI Financial Services Inc.; and

     Debtor:        Cardiovascular Laboratories, Inc. of PA

          ------------------------------------------------------------

     1. Certain Definitions. The following terms shall have the following respective meanings:

        (a) Advance. Advances of funds to the Debtor pursuant to Section 2 hereof and Schedules which may be executed between Secured Party and Debtor from time to time.

        (b) Collateral. "Collateral" shall have the meaning set forth in Section
2.2 hereof.

        (c) Event of Default. Those events set forth in Section 9 hereof

        (d) Monthly Loan Repayment. The amount set forth in any Schedule executed in connection with any Advance under this Agreement.

        (e) Schedule(s). Any and all or each (as the context shall require) of the Loan and Collateral Schedules of the Debtor, to be executed by the parties under this Agreement.

        (f) Secured Obligations. The payment of the principal and interest as set forth in each and all of the Schedules, and the payment of all additional amounts and other sums at any time due and owing under the Schedules for this Agreement, and the performance and observance of all covenants and conditions contained herein and therein.

        (g) Supplier The entity from whom the Debtor purchased the Collateral including manufacturers, dealers, sellers and vendors.

     2. Purpose of Financing and Description of Loans; Grant of Security Interest; Collateral.

        (a) Secured Party agrees, subject to the terms and conditions of this Agreement, to make Advances to the Debtor in an aggregate amount to be determined by Secured Party in its sole and absolute discretion.

        (b) Debtor agrees that the proceeds of any Advance will be used solely to acquire the Collateral as described in the Schedule executed in connection with said advance.

        (c) The amount of any Advances to Debtor shall be set forth on the Schedule executed in connection with said Advance.

        (d) The term of repayment of any Advance made under this Agreement (the "Term") shall commence on the date set forth in the Schedule executed in connection with said Advance and shall continue for the period set forth in said Schedule, and for all extensions and renewals of such period.

        (e) Debtor shall pay to Secured Party the Monthly Loan an Repayment for each Advance in amounts and on the dates set forth in the Schedule executed in connection with said Advance, whether or not Secured Party has rendered an invoice to Debtor. Debtor agrees to pay the Monthly Loan Repayment to Secured Party at the office of the Secured Party set forth below, or to such entity and/or at such other


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


place as Secured Party may from time to time designate by notice to Debtor. Any other amounts required to be paid to Secured Party under this Agreement are due upon Debtor's receipt of Secured Party's invoice and will be payable as directed in the invoice. Payments under this Agreement may be applied to the Debtor's then accrued Secured Obligations in such order as Secured Party may choose.

        (f) The Advances shall not be subject to prepayment or redemption in whole or in part prior to the expiration of the Term set forth in the Schedule executed in connection with said Advance.

     2.1 Grant of Security Interest. In consideration of the Advances to be made by Secured Party to Debtor under this Agreement, and to secure the payment and performance of the Secured Obligations, Debtor hereby grants and assigns to Secured Party, its successors and assigns, a security interest in the Collateral described in section 2.2 below.

     2.2 Collateral. To the extent covered in any Schedules executed pursuant to this Agreement, Collateral includes

         (a) all personal property consisting of "equipment", and "proceeds" as defined in the Pennsylvania Commercial Code and all furniture, fixtures, machinery or other property, and

         (b) accounts receivable, contract rights, instruments, documents, chattel paper and all other forms of obligations owing to Debtor arising out of the rendition of services by Debtor in connection with the medical equipment financed under this Agreement, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as any books and records relating to the forgoing, whether now owned or hereafter acquired, and all substitutions, renewals or replacements of and alterations, additions or improvements, if any, to such Collateral, together with, in each and every case, all proceeds thereof. Each item of Collateral shall secure not only the specific Advances made by Secured Party to Debtor as set forth in any Schedule, but also all other present and future indebtedness or obligations of Debtor to Secured Party of every kind and nature whatsoever. Debtor warrants and agrees that the Collateral will be used primarily for business or commercial purposes and that regardless of the manner of affixation, the Collateral shall remain personal property and shall not become part of the real estate. Debtor agrees to keep the Collateral at the locations set forth in the Schedule(s) covering said Collateral and will not make any change in the location of the Collateral within such state, and will not remove the Collateral from such state without the prior written consent of Secured Party.

     3. Time is of the Essence; Late Charges. Time is of the essence in this Agreement and if any Monthly Loan Repayment is not paid within the ten (10) days after the due date thereof, Secured Party shall have the right to add and collect, and Debtor agrees to pay:

        (a) A late charge on and in addition to, such Monthly Loan Repayment equal to five percent (5%) of such Monthly Loan Repayment or a lesser amount if established by any State or Federal statute applicable thereto; and

        (b) Interest on such Monthly Loan Repayment from thirty (30) days after the due date until paid at the rate of eighteen (18%) per annum.

     4. No Warranties. This Agreement is solely a financing agreement. Debtor acknowledges that: The Collateral has or will have been selected and acquired solely by Debtor for Debtor's purposes; Secured Party is not the manufacturer, dealer, vendor or supplier of the Collateral; the Collateral is of a size, design, capacity, description and manufacture selected by Debtor; Debtor is satisfied that the Collateral is suitable and fit for its purposes; and SECURED PARTY HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE COLLATERAL, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE VALUE OF THE COLLATERAL, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE COLLATERAL OR WORKMANSHIP IN THE COLLATERAL, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

     4.1 No Agency. Debtor acknowledges and agrees that none of the manufacturer, vendor, dealer or supplier, nor any salesman, representative, or other agent of the manufacturer, dealer, vendor or supplier, is an agent of Secured Party. No salesman, representative or agent of the manufacturer, dealer vendor or supplier is authorized to waive or alter any term or condition of this Agreement, and no representation as to the Collateral or any other matter by any manufacturer, dealer, vendor or supplier shall in any way affect Debtor's duty to pay the Monthly Loan Repayment and perform his other obligations as set forth in this Agreement.


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

     5. Acceptance. Execution by Debtor and Secured Party of the Schedule covering the Collateral will conclusively establish that such Collateral has been included under and will be subject to all of the terms and conditions of this Agreement. If Debtor has not furnished Secured Party with an executed Schedule by the earlier of fourteen (14) days after receipt thereof or expiration of the commitment set forth in any applicable Equipment Financing Commitment, Secured Party may terminate its obligation to make any Advances with respect to any applicable Collateral.

     6. Insurance and Risk of Loss. All risk of loss of, damage to, or destruction of the Collateral shall at all times be borne by Debtor. Debtor will procure forthwith and maintain property and general liability insurance with extended or combined additional coverage on the Collateral for the full insurable value thereof for the life of this Agreement and any Schedule(s) plus such other insurance as Secured Party may specify, and promptly deliver each policy to Secured Party with a standard long form endorsement attached showing Secured Party or assigns as additional insureds and loss payees. Each insurer shall agree by endorsement upon such policy issued by it or by independent instrument furnished to Secured Party and Debtor that it will give Secured Party and Debtor thirty (30) days written notice before the policy in question shall be materially altered or cancelled. Secured Party's acceptance of policies in lesser amounts or risks shall not be a waiver of Debtor's foregoing obligation.

     7. Debtor's Representations and Warranties.

     Debtor represents and warrants to Secured Party as follows:

        (a) Debtor is duly organized and existing under the laws of the State of its formation without limit as to the duration of its existence, and is authorized and in good standing to do business in said State; Debtor has corporate powers and adequate authority, rights and franchises to own its own property and to carry on its business as now conducted, and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualifications necessary; and Debtor has the corporate power and adequate authority to make and carry out this Agreement.

        (b) The execution, delivery and performance of this Agreement are duly authorized and do not, to the best of the Debtor's knowledge, require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law, regulation or any term or Provision of its articles of formation or bylaws, and this Agreement is a valid and binding obligation of Debtor legally enforceable in accordance with its terms.

        (c) The execution, delivery and performance of this Agreement will not contravene or conflict with any agreement, indenture or undertaking to which Debtor is a party or by which it or any of its property may be bound by or affected, and will not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

        (d) There is no material litigation or other proceeding pending or threatened against or affecting Debtor, and it is not in default with respect to any order, writ, injunction, decree or demand of any court or other govemmental or regulatory authority. The balance sheets of Debtor and the related profit and loss statements and other financial data as submitted in writing by Debtor to Secured Party in connection with this Agreement, are true and correct, and said balance sheets and profit and loss statements truly represent the financial condition of Debtor as of the dates thereof.

        (e) Debtor has good and valid title to the Collateral which is free from and will be kept free from all liens, claims, security interests and encumbrances, except for the security interest granted hereby.

        (f) No financing statement covering the Collateral or any proceeds thereof is on file in favor of anyone other than Secured Party, but if such other financing statement is on file, it will be terminated or subordinated.

        (g) All necessary action, including the filing of UCC-1 Financing Statements, has or will be made to give Secured Party a first priority security interest in the Collateral. Debtor agrees to permit Secured Party to pre-file any UCC-1 Financing Statement pursuant to California Commercial Code ss.9402.


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     8. Debtor's Agreements. Debtor agrees:

        (a) To defend at Debtor's own cost and expense any action, proceeding or claim affecting the Collateral.

        (b) To pay reasonable attorneys fees and other expenses incurred by Secured Party in enforcing its rights in the event of Debtor's default under this Agreement.

        (c) To pay promptly all taxes, assessments, license fees and other public or private charges when levied or assessed against the Collateral or this Agreement and this obligation shall survive the termination of this Agreement.

        (d) That if a certificate of title is required or permitted by law, Debtor shall obtain such certificate with respect to the Collateral, showing the security interests of Secured Party thereon and in any event do everything necessary or expedient to preserve or perfect the security interest of Secured Party.

        (e) That Debtor will not misuse, fail to keep in good repair, secrete, or without the prior written consent of Secured Party, and notwithstanding Secured Party's claim to proceeds, sell, rent, lend, encumber or transfer any of the Collateral. The Collateral shall be maintained in accordance with the manufacturer's specifications and shall at all times be eligible for the manufacturer's maintenance program.

        (f) That Secured Party may enter upon Debtor's premises or wherever the Collateral may be located at any reasonable time to inspect the Collateral and Debtor's books and records pertaining to the Collateral, and Debtor shall assist Secured Party in making such inspection.

        (g) That the security interest granted by Debtor to Secured Party shall continue effective irrespective of the payment of the Secured Obligations, so long as there are any obligations of any kind, including obligations under guaranties or assignments, owed by Debtor to Secured Party.

        (h) To mark and identify the Collateral with all information and in such manner as Secured Party may request from time to time and replace promptly any such markings or identifications which are removed, defaced or destroyed.

         (i) To indemnify and bold Secured Party harmless from and against all claims, losses, liabilities (including negligence, tort and strict liability), damages, judgments, suits and all legal proceedings, and any and all costs and expenses in connection therewith (including attorney's fees) arising out of or in any manner connected with the manufacture, purchase, financing, ownership, delivery, rejection, nondelivery, possession, use, transportation, storage, operation, maintenance, repair, return or other disposition of the Collateral or with this Agreement, including, without limitation, claims for injury to, or death of, persons and for damage to property, and give Secured Party prompt notice of such claims or liability.

        (j) That Debtor will not part with possession of or control of or suffer or allow to pass out of its possession or control items of Collateral or change the location of the Collateral or any part thereof from the address shown in the appropriate Schedule without the prior written consent of Secured Party.

        (k) That Debtor shall not ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT OR SELL, LEASE, TRANSFER, PLEDGE OR HYPOTHECATE ANY PART OF THE COLLATERAL. DEBTOR'S INTEREST IN THIS AGREEMENT AND THE COLLATERAL IS NOT ASSIGNABLE AND WILL NOT BE ASSIGNED OR TRANSFERRED BY OPERATION OF LAW. CONSENT TO ANY OF THE FOREGOING PROHIBITED ACTS APPLIES ONLY IN THE GIVEN INSTANCE AND IS NOT CONSENT TO SUBSEQUENT LIKE ACT BY DEBTOR OR ANOTHER ENTITY.

     9. Events of Default. Any of the following events or conditions shall constitute an Event of Default hereunder:

        (a) Debtor's failure to pay any Monthly Loan Repayment or any installment of the principal or interest due under any Schedule when and after the same shall become due and payable, whether at the due date thereof, or at the date fixed for prepayment or by acceleration or otherwise;


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


         (b) Debtor failure to observe or perform any covenant or agreement to be observed or performed by Debtor under this Agreement, any Schedule or any other instrument or agreement delivered by Debtor to Secured Party in connection with this or any other transaction;

         (c) Any representation or warranty made by Debtor herein or in any report, certificate, financial or other statement furnished in connection with this Agreement shall prove to be false or misleading in any material respect; or

         (d) Debtor is (i) adjudicated insolvent or a bankrupt, or ceases, becomes unable, or admits in writing its inability, to pay its debts as they mature, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors; (ii) applys for or consents to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorizes such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and continues undismissed for a period of 60 calendar days; (iii) authorizes or files a voluntary petition in bankruptcy or applys for or consents to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustments or debts, insolvency, dissolution, moratorium or other similar laws of any jurisdiction, or authorizes such application or consent, or proceedings to such end shall be instituted against it without such authorization, application or consent and such proceedings instituted against it shall continue undismissed for a period of 60 calendar days; or

         (e) Secured Party, in good faith, believes the prospect of payment or performance is impaired or in good faith believes the Collateral is insecure;

         (f) Any agreement made by a guarantor, surety or endorser for Debtor's default in any obligation or liability to Secured Party or any guaranty obtained in connection with this transaction is terminated or breached.

     10. Secured Party's Remedies. Debtor agrees that when an Event of Default has occurred and is continuing, Secured Party shall have the rights, options, duties and remedies of a Secured Party and Debtor shall have the rights and duties of a Debtor under the Uniform Commercial Code in effect in each jurisdiction where the Collateral or any part thereof is located and, without limiting the foregoing, Secured Party may exercise one or more or all, and in any order, of the remedies hereinafter set forth:

         (a) By notice in writing to Debtor, declare the entire unpaid principal balance due under any, each and all Schedule(s) to be immediately due and payable; and thereupon all such unpaid balance(s), together with all accrued and unpaid interest thereon, shall be immediately due and payable;

         (b) Personally, or by agents or attorneys, take immediate possession of the Collateral or any portion thereof and for that purpose pursue the same wherever it may be found and enter any of the premises of Debtor with or without notice, demand, process of law or legal procedure, and search for, take possession of, remove, keep and store the same, or use, operate, or lease the same until sold and otherwise exercise any and all of the rights and powers of Debtor in respect thereof,

         (c) Either with or without taking possession and without instituting any legal proceedings whatsoever (having first given notice of such sale by mail to Debtor once at least 10 calendar days prior to the date of such sale, and any other notice of such sale which may be required by law, if said notice is sufficient), sell and dispose of the Collateral or any part thereof at public auction(s) to the highest bidder, or at a private sale(s) in one lot as an entirety or in several lots, and either for cash or for credit and on such terms as Secured Party may determine, and at any place (whether or not it is the location of the Collateral or any part thereof, designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement of the time and place appointed for such sale or sales, or for such adjourned sales or sales without further notice, and Secured Party may bid and become the purchaser at any such sale;

         (d) Secured Party may proceed to protect and enforce this Agreement and any Schedule(s) by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained, or execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Collateral, or any party thereof, or for the enforcement of any proper, legal or equitable remedy available under applicable law.


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


         (e) Secured Party may require Debtor to assemble the Collateral and return it to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties.

         (f) Debtor agrees to pay the Secured Party all expenses or retaking, holding, preparing for sale, or selling the Collateral in addition to attorneys' fees as set forth above.

     11. Acceleration Clause. In case of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Agreement, the outstanding principal due under any Schedule, if not previously due, the interest accrued thereon and all other sums required to be paid by Debtor Pursuant to this Agreement shall at once become and be immediately due and payable.

     12. Exercise of Rights. No delay or omission of Secured Party in the exercise of any right or power arising from any default shall act as a waiver of or impair any such right or power or prevent its exercise during the continuance of such default. No waiver by Secured Party of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, nor shall it impair the rights resulting therefrom except as may be otherwise provided therein. The giving, taking or enforcement of any other or additional security, collateral, or guarantee for the payment of the Secured Obligations shall not operate to prejudice, waive, or affect the security of this Agreement or any rights, powers, or remedies hereunder, and Secured Party shall not be required to look first to enforce or exhaust such other additional security, collateral, or guarantees. All rights, remedies, and options of Secured Party hereunder, or by law shall be cumulative.

     13. Assignment by Secured Party. SECURED PARTY MAY ASSIGN OR TRANSFER THIS AGREEMENT OR SECURED PARTY'S INTEREST IN THE COLLATERAL WITHOUT NOTICE TO DEBTOR. Any assignee of Secured Party shall have all of the rights but none of the obligations, of Secured Party under this Agreement, and Debtor agrees that it will not assert against any assignee of Secured Party any defense, counterclaim or offset that Debtor may have against Secured Party.

     14. Non-Terminable Agreement; Obligations Unconditional. This Agreement cannot be cancelled or terminated except as expressly provided herein. Debtor hereby agrees that Debtor's obligation to pay all Secured Obligations shall be absolute and unconditional and Debtor will not be entitled to any abatement of Monthly Loan Repayments or other payments due under this Agreement or any reduction thereof under circumstances or for any reason whatsoever. Debtor hereby waives any and all existing and future claims, as offsets, against any Monthly Loan repayments and other payments due under this Agreement as and when due regardless of any offset or claim which may be asserted by Debtor or on its behalf. The obligations and liabilities of Debtor hereunder will survive the termination of this Agreement.

     15. Additional Documents. In connection with and in order to provide effective evidence of the security interest in the Collateral granted Secured Party under this Agreement, Debtor will execute and deliver to Secured Party such financing statements and similar documents as Secured Party requests. Debtor authorizes Secured Party where permitted by law to make filings of such financing statements without Debtor's signature. Debtor further agrees to furnish Secured Party:

         (a) On a timely basis, Debtor's future financial statements, including Debtor's most recent annual report, balance sheet and income statement, prepared in accordance with generally accepted accounting principles, which reports, Debtor warrants, shall fully and fairly represent the true financial condition of Debtor;

         (b) Any other financial information normally provided by Debtor to the public; and

         (c) Such other financial data or information relative to this Agreement and the Collateral, including, without limitation, copies of Suppliers' proposals and purchase orders and agreements, listings of serial numbers or other identification data and confirmations of such information, as Secured Party may from time to time reasonably request. Debtor will procure and/or execute, have executed, have acknowledged, and/or deliver to Secured Party, record and file such other documents and notices as Secured Party deems necessary or desirable to protect its interest in and rights under this Agreement and Collateral. Debtor will pay for all filings, searches, title reports, legal and other fees incurred by Secured Party in connection with any documents to be provided by Debtor pursuant to this Agreement and any other similar documents Secured Party may procure.


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

     16. Miscellaneous.

         (a) Successors and Assign. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties, and all the covenants, promises, and agreements in this Agreement contained by or on behalf of Debtor or Secured Party shall bind and inure to the benefit of the respective successors and assigns of each party whether so expressed or not.

         (b) Partial Invalidity. The enforceability or invalidity of any provision(s) of this Agreement shall not render any other provision(s) herein contained unenforceable or invalid.

         (c) Communications. All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions in respect of any matter) ((i) when addressed and delivered personally or (ii) three (3) calendar days following deposit in the United States mail, registered or certified, postage prepaid, and addressed to the address set forth beneath the respective parties' signature lines below, or as to Debtor or Secured Party at such other address as they may designate by notice duly given in accordance with this Section to the other party.

         (d) Counterpart; Governing Law. This Agreement may be executed, acknowledged, and delivered in any number of counterparts, each of such counterparts constituting an original but all together only one Agreement. This Agreement and any Schedule shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania. Debtor agrees to submit to the jurisdiction of the State and/or Federal Courts in Pennsylvania.

         (e) Entire Agreement. This Agreement constitutes the entire understanding or agreement between Secured Party and Debtor and there is no understanding or agreement, oral or written, which is not set forth herein. This Agreement may not be amended except by a writing signed by Secured Party and Debtor and shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns.

DATED: July 4, 1999

DEBTOR:                                          SECURED PARTY:
Cardiovascular Laboratories, Inc. of PA          DVI FINANCIAL SERVICES INC.

By /s/ Paul A. Toomey                            By /s/ Mark J. Gallagher
---------------------------------------          ------------------------------
PAUL TOOMEY                                      MARK J. GALLAGHER
---------------------------------------          ------------------------------
    (Print Name)                                     (Print Name)

President & CEO                                  Director of Credit
---------------------------------------          ------------------------------
    (Title)                                         (Title)

Address: 999 Old Eagle School Rd.,               Address:
Suite 108                                        500 Hyde Park
Wayne, PA 19087                                  Doylestown, Pennsylvania 18901


No security interest in an Equipment Schedule may be created through the transfer or possession of any counterpart of the original Equipment Schedule other than that Equipment Schedule marked "Secured Party's Original" and a certified copy of the Master Agreement.

THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, IS SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST FOR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED JUNE 14, 1991 AND RELATED DOCUMENTS, AS AMENDED FROM TIME TO TIME.

                      LOAN AND COLLATERAL SCHEDULE NO. 001
                               Reference No. 2360

     THIS LOAN AND COLLATERAL SCHEDULE is executed pursuant to that certain Loan and Security Agreement (the "Agreement") dated as of July 4, 1998, between DVI Financial Services Inc. ("Secured Party") and Cardiovascular Laboratories, Inc. of PA ("Debtor").

     1. Incorporation by Reference.

        The Agreement is fully incorporated herein by reference.

     2. Description of Collateral.

        In consideration of the terms and conditions of the Agreement, and of this Schedule, Secured Party has concurrently herewith made a cash Advance to Debtor on the security of the Collateral described as follows:

THREE ATL HDI 3000 ULTRASOUND UNITS, TOGETHER WITH ALL PARTS, ACCESSORIES, ATTACHMENTS, ACCESSIONS, ADDITIONS, REPLACEMENTS, AND SUBSTITUTIONS THERETO AND THEREFOR

     3. Amount of Advance.

        The total amount of the Advance pursuant to this Schedule is $440,000.00

     4. Term.

        The Term for the Monthly Loan Repayments of the Advance made pursuant to this Schedule shall commence on the date set forth below in Section 5, and unless earlier terminated provided in the Loan and Security Agreement shall continue for a period of 38 months.

     5. Monthly Loan Repayments.

        As Monthly Loan Repayments of the Advance made under this Schedule, Debtor agrees to pay Secured Party the sum of ($518,315.44), payable, in successive monthly installments of. 38 payments of ($13,639.88), beginning on __________, 1999 and on the same day of each month thereafter until paid in full. In the event there is an increase in the thirty (30) month Treasury Note rate from the rate quoted in the proposal/commitment letter to the rate in effect on the date this Schedule funds, then Secured Party reserves the right to increase the Monthly Loan Repayment Amount by that same rate of increase. Monthly Loan Repayments will be made to Secured Party as follows:

        DVI Financial Services Inc.
        500 Hyde Park
        Doylestown, PA 18901

     6. Duty to Pay Absolute.

        Until the Debtor's obligation to make Monthly Loan Repayments has been terminated as provided herein, it shall be absolute, unconditional, and without deduction, offset, or abatement for any reason, and shall continue in full force and effect regardless of Debtor's ability to use any item of Collateral or any reason.


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


     7. Collateral Location.

        The Collateral shall be located at
     West Chester Square Medical Center                  2475 St. Raymond Avenue
--------------------------------------------------------------------------------
                                    (Street)

     Bronx                   Bronx County              NY                 10461
--------------------------------------------------------------------------------
     (City)                    (County)             (State)               (Zip)

     The Collateral shall be located at
     Tyler Memorial Hospital                           RD #1
--------------------------------------------------------------------------------
                                    (Street)
     Tunkhannok             Wyoming County             PA                 18657
--------------------------------------------------------------------------------
     (City)                    (County)             (State)               (Zip)

     8. Other Provisions. (To be completed if appropriate).


DATED: July 14, 1999

DEBTOR:                                          SECURED PARTY:
CARDIOVASCULAR LABORATORIES, INC. of PA          DVI FINANCIAL SERVICES INC.

By /s/ Paul A. Toomey                            By /s/ Mark J. Gallagher
---------------------------------------          ------------------------------
PAUL TOOMEY                                      MARK J. GALLAGHER
---------------------------------------          ------------------------------
    (Print Name)                                     (Print Name)

President & CEO                                  Director of Credit
---------------------------------------          ------------------------------
    (Title)                                         (Title)

Address: 999 Old Eagle School Road,              Address:
Suite 108                                        500 Hyde Park
Wayne, PA 19087                                  Doylestown, PA 18901

THIS CONTRACT (AND EQUIPMENT SCHEDULE AND MASTER LEASE THE TERMS OF WHICH IT INCORPORATES) HAS BEEN ASSIGNED TO, IS SUBJECT TO THE SECURITY INTEREST OF AND IS HELD IN TRUST FOR THE BENEFIT OF FLEET BANK N.A., AS AGENT, PURSUANT TO THE TERMS AND CONDITIONS OF A SECURITY AGREEMENT DATED JUNE 14, 1991 AND RELATED DOCUMENTS, AS AMENDED FROM TIME TO TIME.

SECURED PARTY'S ORIGINAL


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